UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2017

CHAMPION PAIN CARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

                              Delaware                                    333-162084                       27-0625383

    (State or Other Jurisdiction

(Commission

        (IRS Employer

             of Incorporation)

                File Number)

      Identification No.)

___48 Wall Street, New York, New York               10005___

                                         (Address of Principal Executive Offices)                             (Zip Code)

(877) 966-0311

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As disclosed in the Form 8-K that Champion Pain Care Corporation (the “Company”) filed on December 5, 2016, the Company entered into a Senior Secured Revolving Credit Facility Agreement, effective as of December 1, 2016 (the “Credit Agreement”), with TCA Global Credit Master Fund, L.P. (“TCA”), and, in connection with the Credit Agreement, a Pledge and Escrow Agreement, effective as of December 1, 2016 (the “Pledge Agreement”), was entered into by and among Champion Care Corp. (“Champion”), Garland A. Brown, Jr. (“Brown”), Mark H. Connor (“Connor”), Emil Schiller (“Schiller”), Terrance Owen (“Owen”), Jack Fishman (“Fishman”), Patricia Genereaux (“Genereaux”), Sheena Sim (“Sim”), and Mary Anne Youngson (“Youngson” and, collectively with Champion, Brown, Connor, Schiller, Owen, Fishman, Genereaux and Sim, the “Pledgors”), TCA, an escrow agent (the “Escrow Agent”), and the Company.

The Company has received a letter dated March 7, 2016 (the “March Letter”) from TCA addressed to the Escrow Agent, stating that an event of default by the Company has occurred and remains continuing and uncured for non-payment under the Credit Agreement and, accordingly, TCA is demanding that the Escrow Agent deliver to TCA the issued and outstanding shares of common stock of the Company that were pledged by the Pledgors to TCA under the Pledge Agreement (those shares of common stock, collectively, the “Pledged Securities”), so that TCA may become the registered owner of the Pledged Securities in accordance with the terms of the Pledge Agreement.  The Company previously received from TCA a Notice of Default, dated February 8, 2017 (the “February Notice”), whereby TCA informed the Company of the non-payment default that was later referenced in, and an impetus for, the March Letter.

The transfer to TCA of the Pledged Securities, comprising 69.2% of the issued and outstanding shares of common stock of the Company as of December 1, 2016, would result in a change in control of the Company.

A copy of the March Letter is filed herewith as Exhibit 99.1, and a copy of the February Notice is filed herewith as Exhibit 99.2.

Item 5.01.

Changes in Control of Registrant.

The transfer to TCA of the Pledged Securities would result in a change in control of the Company.  The disclosures for Item 2.04 above are hereby incorporated herein by this reference.

The Pledged Securities consist of the following:  33.7% of the issued and outstanding shares of common stock of the Company pledged by Champion, 8.4% of the issued and outstanding shares of common stock of the Company pledged by Brown, 8.4% of the issued and outstanding shares of common stock of the Company pledged by Connor, 5.9% of the issued and outstanding shares of common stock of the Company pledged by Schiller, 3.1% of the issued and outstanding shares of common stock of the Company pledged by Owen, 3.1% of the issued and outstanding shares of common stock of the Company pledged by Fishman, 3.1% of the issued and outstanding shares of common stock of the Company pledged by Genereaux, 3.1% of the issued and outstanding shares of common stock of the Company pledged by Sim, and 0.4% of the issued and outstanding shares of common stock of the Company pledged by Youngson.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 8, 2017, Emil Schiller resigned from his position as a member of the board of directors of the Company.  On March 8, 2017, Mr. Schiller provided management of the Company with written notice of his resignation, which was effective immediately.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Letter dated March 7, 2017 from TCA Global Credit Master Fund, L.P.
99.2	Notice of Default dated February 8, 2017 from TCA Global Credit Master Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 15, 2017

CHAMPION PAIN CARE CORPORATION

By:

/s/ Jack Fishman

Jack Fishman

President

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